UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): December 12, 2017

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana	46514-3305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 12, 2017, the Board of Directors (the “Board”) of Thor Industries, Inc. (the “Company”) adopted Amended and Restated By-Laws (as so amended, the “Amended By-Laws”) to amend the Company's existing By-Laws in the following respects:

•	To add new provisions that establish procedures to be followed by stockholders who wish to demand that the Company hold a special meeting of stockholders, including delivering a written demand for the special meeting to the Secretary of the Company containing certain information specified in the Amended By-Laws, and further including, without limitation, the purpose for which the meeting is to be called and information regarding the requesting stockholders and the shares owned by them. The Amended By-Laws also require the Board to set record dates and meeting dates for such meetings within the timeframes set forth in the Amended By-Laws and further set forth requirements for the contents and timing of the notice of such special meeting to be provided to the stockholders.

•	To add new provisions confirming that notice of an annual or special stockholders’ meeting by “electronic transmission”, where permitted by the Delaware General Corporation Law, shall constitute written notice and shall be effective when transmitted to the stockholder in a manner authorized by the stockholder and addressing the requirement for providing notice and setting a record date for an adjourned meeting consistent with the Delaware General Corporation Law.

•	To add new provisions to implement procedures requiring stockholders who wish to nominate a director for election at a meeting of stockholders or present other business for consideration of the stockholders at a meeting to provide written notice to the Secretary of the Company at its principal offices in advance of the meeting and during the time periods specified in the Amended By-Laws (generally, for nominations or other business at annual meetings, not less than 45 nor more than 75 days prior to the first anniversary of the date set forth in the Company’s proxy statement for the immediately preceding annual meeting as the date on which the Company first made available to its stockholders definitive proxy materials for the immediately preceding annual meeting (the "Anniversary Date") and for nominations at special meetings, not earlier than 90 days prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board to be elected at such special meeting). The written notice must contain the information regarding the stockholder making the nomination or request, the nominee(s) or other business intended to be presented at the meeting and the other matters set forth in Section 15(d) of Article I of the Amended By-Laws.

•	To add new provisions to permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees in the Company’s proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted to be included in the Company's proxy statement under these provisions is the greater of (i) 25% of the directors in office on the last day on which a nomination notice may be timely received rounded down to the nearest whole number and (ii) two nominees, subject to certain limitations set forth in the Amended By-Laws. Nominations pursuant to the proxy access provisions must be made by written notice to the Secretary of the Company, must be received by the Secretary at the Company's principal offices not less than 120 days and not more than 150 days prior to the Anniversary Date and must contain or be accompanied by the information specified in Section 16(d) of Article I of the Amended By-Laws. The Amended By-Laws include provisions with respect to the determination of which stockholders are eligible to nominate directors for inclusion in the Company's proxy statement, procedures for dealing with multiple nominees and circumstances where the Company will not be required to include stockholder nominees in its proxy statement.

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•	To clarify that resignations of directors that do not specify a particular effective time are effective upon receipt and that the vote of the stockholders to remove a director must occur at a meeting, one of the purposes of which is removal of directors.

•	To authorize the President to appoint officers and assistant officers as he or she deems necessary and to remove such appointed officers.

•	To eliminate certain outdated provisions, conform headings and make certain other non-material changes.

The advance notice provisions will apply and proxy access process will first be available to stockholders in connection with the Company’s 2018 annual meeting of stockholders.

The foregoing general description of the Amended By-Laws is qualified in its entirety by reference to the full text of the Amended By-Laws, a copy of which is filed as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated By-Laws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: December 13, 2017	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary